Exhibit 99.2
Express Scripts-Medco: A Partnership for Better Patient Outcomes
An Express Scripts-Medco combination will help advance key goals of health reform – reducing overall costs by improving the quality and efficiency of care delivery. The merger will also foster fair market competition and spur investment in innovative new business models, contributing to sustained economic growth and competitiveness.
Improving Patient Outcomes
▪	Currently, 50% of all U.S. patients do not take their medications as prescribed.[1] Patients’ non-adherence is estimated to cost up to $290 billion/year – which represents about 13% of all health expenditures.[2]

▪	Combining Express Scripts’ expertise in behavioral science with Medco’s expertise in clinical approaches will allow the combined entity to increase adherence for the patients it will serve.

▪	The combined entity’s investment in innovative, evidence-based healthcare solutions will allow new techniques for improving adherence and safety to reach the market faster.
Lowering Patient Costs
▪	In 2010, U.S. spending for prescription drugs reached $307.4 billion. An aging population, increased chronic disease and new specialty medicines are projected to drive a 50% increase in spending to $457.8 billion by 2019.[3,4]

▪	The combined company will be better able to protect Americans from these rising costs through:
✓	Lower drug acquisition costs, greater use of generics and improved formulary compliance; in 2010 increased use of generics drove savings of $3.7 billion to Medco’s clients alone.[5]

✓	Expertise in managing the cost and care challenges associated with specialty medications.

✓	Improving efficiency and use of the lowest-cost, highest-value channels of distribution, including mail-order, while combating fraud and abuse in the system.
Fostering a Competitive Market
▪	The post-merger PBM business will remain intensely competitive with more than 40 PBMs. [6]
o	7 PBMs each process more than 150 million prescriptions annually

o	12 PBMs serve more than 5 million members each[7]

o	UnitedHealthcare’s OptumRx business is competing with other PBMs to serve both UnitedHealthcare clients and other large accounts; bringing its PBM business in-house will increase its size by 67%, making United Healthcare one of the nation’s largest PBMs.[8]

o	Competitive combinations continue to emerge throughout the market, as in August 2011 SXC Health Solutions agreed to acquire PBM PTRx and mail-order pharmacy provider SaveDirectRx in a deal potentially valued at $81.5 million[9]
▪	Intense competition will remain in specialty pharmacy:
o	5 companies with more than $1 billion in annual revenues provide specialty pharmacy medications

o	Manufacturers of specialty medications have the ability to distribute their medicines through any specialty pharmacy they choose

1 New England Health Care Institute’s report, “Thinking Outside the Pillbox: A System-wide Approach to Improving Patient Medication Adherence for Chronic Disease,” Aug. 2009.
2 New England Health Care Institute’s report, “Thinking Outside the Pillbox: A System-wide Approach to Improving Patient Medication Adherence for Chronic Disease,” Aug. 2009.
3 IMS Institute for Healthcare Informatics’ study, “The Use of Medicines in the United States: Review of 2010,” April 2011.
4Centers for Medicare and Medicaid Services, Office of the Actuary, National Health Statistics Group, 2010.
5 Medco Press Release, Medco Chairman and CEO David Snow Addresses Shareholders, Highlighting Another Year of Growth, Innovation and Substantial Client Savings – With More to Come, May 2011
6 Pharmacy Benefit Management Institute, LP, http://www.pbmi.com/pbmdir.asp
7 FTC, August 2005
8 Bloomberg Businessweek, June 2011
9Dow Jones Newswires, SXC Health To Acquire Pharmacy-Benefits Manager In $81.5M Deal, August 3, 2011

▪	Independent and community pharmacies are critical components of PBM retail networks and will remain so post-merger:
✓	Between 2009 and 2010, the number of independent community pharmacies grew by almost 400, to over 23,000, representing a $93 billion industry sector.

✓	The Express Scripts-Medco combination will help drive increased sales volume to independent pharmacies.
▪	In 2010, Medco managed 630 million retail prescriptions and Express Scripts managed 602 million retail prescriptions.[10,11]

▪	A network of more than 60,000 retail pharmacies – which represent more than 95% of all United States retail pharmacies – participates in one or more of Express Scripts’ and Medco’s networks.[12]

▪	Even as the Express Scripts-Medco combination seeks to drive efficiency in the health care system, retail pharmacies will always play a crucial, complementary role, particularly for acute and newly diagnosed conditions.
Non-adherence is a pervasive problem that costs lives and dollars.
▪	Express Scripts’ Consumerology® initiative applies advanced behavioral science to identify and change common behaviors that prevent patients from adhering to their prescription medications
✓	Proprietary computer-generated models accurately identify – up to a year in advance – which patients are at greatest risk of non-adherence

✓	Simple-to-use tools effectively remind and encourage patients to take their medications
-	Dose Alert: A timer attached to a prescription vial beeps at pre-set intervals

-	Therapy Adherence Proactive Outreach: An automated phone call diagnoses why a patient is at risk of non-adherence and then provides an appropriate intervention
✓	The Select Home Delivery Program allows members the choice and convenience of using Express Scripts’ mail order pharmacy or a retail pharmacy
-	Adherence is up to 8% higher for patients in this program[13]

-	Savings estimated at $27 per member, per year[14]
▪	Medco’s Therapeutic Resource Centers are highly specialized pharmacies uniquely configured to address the most prevalent and serious chronic conditions
✓	Expertly trained staff guided by clinical protocols assess patients’ prescription orders along with barriers to adherence

✓	Pharmacists provide in-depth counseling to patients as well as reminders to take their prescribed medications

✓	Are proven effective – closing more than 2.3 million clinical gaps in care in 2010 with a projected savings of approximately $900 million[15]
-	An analysis of 600,000 patients showed that Medco closed 81% of gaps in care related to patients with diabetes not adhering to diuretic medications[16]

-	The same analysis demonstrated that Medco closed 74% of gaps in care related to patients with high cholesterol not adhering to statin medications[17]
The combined entity’s investment in innovative, evidence-based protocols will accelerate the delivery of advanced healthcare solutions:
▪	Medco and Express Scripts complement and enhance physicians’ skills by offering advanced services to deliver tailored treatments with the highest levels of efficacy, value, and speed
✓	A Medco Research Institute/Mayo Clinic study showed that a simple genetic test reduces hospitalization rates by nearly a third for patients on warfarin, a widely-prescribed blood thinner[18]

10Medco Drug Trends, 2010
11Express Scripts Corporate Overview
12Express Scripts 2010 Annual Report
13 ESI 2009 Annual Report
14 ESI 2010 Drug Trend Report
15 Medco 2010 Annual Report
16Medco Integrated Data, 6-client analysis, ~600K lives over 90 days
17 Ibid
18 Medco 2010 Annual Report

✓	The Medco Research Institute discovered that tamoxifen, a drug used to treat breast cancer, is ineffective in women who have certain genetic variations, [19]enabling doctors to instead prescribe an alternative therapy that has greater effectiveness
▪	The ability to analyze aggregated prescription data for millions of patients will enable both companies to more effectively assess how medications work
✓	Access to this data will provide greater speed in conducting research leading to a short “discovery to practice” timeline of typically less than 1 year[20]

✓	For example, Medco discovered that using heartburn medications in combination with a widely prescribed blood thinner, Plavix, increased risk of heart attack by 74%[21] – allowing the company to place safety warnings in its system to alert pharmacists to potential danger even before the FDA issued an advisory

✓	This discovery resulted in a 28% reduction in the use of this combination of medications for Medco Pharmacy patients[22]

19 https://www.medcoresearchinstitute.com/community/oncology/tamoxifen
20 Medco Data
21 Ibid
22Ibid

Cautionary Statement Regarding Forward-Looking Statements
This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Medco Health Solutions, Inc. or Express Scripts, Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Medco and Express Scripts undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Medco and Express Scripts may be unable to obtain stockholder or regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Medco and Express Scripts; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Medco and Express Scripts.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Medco and Express Scripts described in their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC.
Additional Information and Where to Find It
Aristotle Holding, Inc., a wholly owned subsidiary of Express Scripts, has filed a registration statement on Form S-4 with the SEC in connection with the proposed merger, which was declared effective by the SEC on November 15, 2011. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus of Medco and Express Scripts contained therein (including all amendments or supplements to it) because they contain important information.
The joint proxy statement/prospectus is first being mailed or otherwise delivered to stockholders of Medco on or about November 18, 2011. You can also obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Medco and Express Scripts, at the SEC’s Internet site (http://www.sec.gov). You can also obtain copies of Medco’s filings, free of charge, in the Investor Relations portion of the Medco website at http://www.medcohealth.com under the heading “Investors” and then under “SEC Filings” or by directing a request to Investor Relations, 100 Parsons Pond Drive, Franklin Lakes, NJ, 07417, 201-269-3400. Copies of Express Scripts’ filings can also be obtained, free of charge, by directing a request to Investor Relations, One Express Way, Saint Louis, MO, 63121.
Participants in Solicitation
Medco and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medco in connection with the proposed merger. Information about the directors and executive officers of Medco and their ownership of Medco common stock is set forth in the proxy statement for the Medco 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 8, 2011. Information about the directors and executive officers of Express Scripts and their ownership of Express Scripts common stock is set forth in the proxy statement for the Express Scripts’ 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 21, 2011 and in the Current Report on Form 8-K, as filed with the SEC on September 28, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the registration statement and the joint proxy statement/prospectus contained therein and other relevant documents filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.